UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

January 1, 2004

MVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

West Virginia	To Be Assigned	20-0034461
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Virginia Avenue

Fairmont, West Virginia 26554-2777

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (304) 363-4800

Item 2. Acquisition or Disposition of Assets.

Pursuant to an Agreement and Plan of Merger (the “Agreement”) entered into by MVB Financial Corp (“MVB”), and The Monongahela Valley Bank, Inc. (the “bank”), MVB acquired 100% of the bank’s outstanding common stock, and the bank became a wholly-owned subsidiary of MVB. The bank’s shareholders exchanged their bank common stock for MVB common stock and became shareholders of MVB. The bank will continue its current operations as a wholly-owned subsidiary of MVB. Pursuant to the terms of the Agreement, each outstanding share of the bank’s common stock converted into one share of MVB common stock. Also under the Agreement, the bank will maintain a separate corporate identity under its corporate name, “The Monongahela Valley Bank, Inc.” It is anticipated that the operations of the bank will continue in substantially the same manner and with the same officers and employees as it did prior to the transaction.

The description contained herein of the transaction is qualified in its entirety by reference to the Agreement attached hereto as Exhibit 2.

Item 7. Financial Statements and Exhibits.

(a)	Financial Statements.

The financial statements required by Item 7(a) are attached as Exhibit 99 filed herewith. (Note: We have seen one company file a 9/30 10-Q for the bank as an exhibit here).

(b)	Pro Forma Financial Information.

Because the transaction involved the formation of a one-bank holding company, and The Monongahela Valley Bank, Inc. had no significant operations prior to the transaction, pro forma financial information is not presented.

(c)	Exhibits.

The exhibits to this report are listed in the Exhibit Index set forth elsewhere herein.

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Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 12, 2004	MVB Financial Corp.

	By	/s/ James R. Martin
James R. Martin
President

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Exhibit Index

Exhibit 2	Agreement and Plan of Merger by and between MVB Financial Corp. and The Monongahela Valley Bank, Inc.

Exhibit 99	Financial Statements